EXHIBIT 23

             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 11-K, into the Consolidated Freightways, Inc.'s previously filed Registration Statement Nos. 33-29793, 2-81030, 33-60619, 33-60625, 33-60629 and 33-52599.

/s/Arthur Andersen LLP
Portland, Oregon,
June 29, 1995